Exhibit 4.15

Execution Version

WRITTEN ACKNOWLEDGEMENT TO REGISTRATION RIGHTS AGREEMENT

April 3, 2020

Reference is hereby made to the Registration Rights Agreement dated as of April 3, 2020, by and between HUYA Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and JOYY Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “JOYY”), pursuant to which the Company has agreed to grant to JOYY certain registration rights with respect to Registrable Securities (the “Registration Rights Agreement”). Capitalized terms used but otherwise undefined herein shall have the same meaning ascribed to them in the Registration Rights Agreement.

WHEREAS, pursuant to Section 2.6 of the Registration Rights Agreement, registration rights of Registrable Securities may be assigned by JOYY to a third party transferee of all or any of the Subject Shares in accordance with the terms and conditions set forth thereunder.

WHEREAS, pursuant to the share transfer agreement dated as of April 3, 2020 entered into by and between JOYY and Linen Investment Limited, an exempted company incorporated with limited liability under the Laws of the British Virgin Islands (“Linen Investment”), JOYY has transferred to Linen Investment and Linen Investment has received from JOYY 16,523,819 Class B ordinary shares of the Company.

NOW THEREFORE, Linen Investment hereby agree as follows:

1. Linen Investment hereby acknowledges, agrees and confirms that, by executing this letter, it shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of JOYY in proportion to its holding of the Registrable Securities as if it had executed the Registration Rights Agreement. Linen Investment hereby agrees to be bound by the terms and conditions of the Registration Rights Agreement.

2. Any notice required or permitted by the Registration Rights Agreement shall be given to Linen Investment at the address listed below:

Tencent Binhai Towers

No.33 Haitian 2nd Road, Nanshan District,

Shenzhen, P. R. China 518054

Attention: ******

Email: ******

With a copy to:

Latham & Watkins LLP

18th Floor, One Exchange Square,

8 Connaught Place, Central,

Hong Kong

Attention: ******

Email: ******

3. This letter is effective as of the date hereof and is binding on all successors of Linen Investment.

4. This letter shall be governed by and construed under the Laws of the State of New York.

[Signature Page Follows]

ACKNOWLEDGED, ACCEPTED AND AGREED TO

as of the date first written above:

Linen Investment Limited

By:	/s/ Huateng Ma
Name: Huateng Ma
Title: Authorized Signatory